As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-114517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3209022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200

Durham, North Carolina 27703-8466

(Address of Principal Executive Offices)

Joseph M. Spagnardi

Senior Vice President, General Counsel and Secretary

Inspire Pharmaceuticals, Inc.

4222 Emperor Boulevard

Suite 200

Durham, North Carolina 27703-8466

(919) 941-9777

(Name and Address of Agent for Service)

Copies of Communications to:

Edward P. Bromley III, Esq.

Reed Smith LLP

136 Main Street—Suite 250

Princeton, New Jersey 08543-7839

(609) 987-0050

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

DEREGISTRATION OF SECURITIES

On April 16, 2004, Inspire Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on
Form S-3 (Registration No. 333-114517) (the “Registration Statement”), to register for sale $140,000,000 aggregate initial offering price of the Registrant’s common stock. The Registration Statement became effective on July 7, 2004.

In accordance with the undertakings given by the Registrant in the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to remove from registration all of the remaining unsold shares of the Registrant’s common stock under the Registration Statement as of the date hereof, which shares have an aggregate initial offering price of $13,937,000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, State of North Carolina, on November 30, 2007.

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ CHRISTY L. SHAFFER
Christy L. Shaffer
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CHRISTY L. SHAFFER Christy L. Shaffer	President & Chief Executive Officer (principal executive officer) and Director	November 30, 2007

* Thomas R. Staab, II	Chief Financial Officer & Treasurer (principal financial officer and principal accounting officer)	November 30, 2007

* Kenneth B. Lee, Jr.	Chairman of the Board	November 30, 2007

* Kip A. Frey	Director	November 30, 2007

* William R. Ringo, Jr.	Director	November 30, 2007

* POWER OF ATTORNEY

Christy L. Shaffer, by signing her name hereto, does sign this document on behalf of each of the persons indicated above for whom she is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By:	/s/ CHRISTY L. SHAFFER
Christy L. Shaffer
President, Chief Executive Officer and Director